Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	June 2, 2005
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES SECURITIES REPURCHASE AUTHORIZATION

KING OF PRUSSIA, PA- Universal Health Services, Inc. (NYSE: UHS) announced today that its Board of Directors authorized an additional 3,500,000 share repurchase program to supplement the 84,000 shares remaining under previous authorizations. The Board also gave management discretion to use the authorization to purchase its convertible debentures due 2020. Pursuant to the stock and convertible debenture repurchase program, the Company, from time to time and as conditions allow, may purchase shares or debentures on the open market or in negotiated private transactions.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals, ambulatory and radiation centers nationwide. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements, even if the Company’s assessment of these risks and uncertainties changes.

For additional information on the Company, visit our website: http://www.uhsinc.com.

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